EXHIBIT 4.12


                              AMENDMENT NO. 5
                                   TO THE
                                ASHLAND INC.
                           EMPLOYEE SAVINGS PLAN
                   As Restated Effective January 1, 2003
==============================================================================
         WHEREAS, Ashland Inc. established the Ashland Inc. Employee Savings Plan (known as the Ashland Inc. Employee Thrift Plan before October
1, 1995) originally effective June 1, 1964 for the benefit of employees eligible to participate therein;
         WHEREAS,  the aforesaid Plan was amended from time to time and, as so amended,  was completely  amended and restated effective October 1, 1976 to comply with the provisions of the Employee Retirement Income Security Act of 1974;
         WHEREAS, the aforesaid amended and restated Plan was further amended from time to time and was completely amended and restated effective on October 1, 1980, on October 1, 1983, on October 1, 1985, on October 1, 1989, on October 1, 1995 on January 1, 1997 and on January 1, 2003;
         WHEREAS, Article 20 of the aforesaid amended and restated Plan, reserves to Ashland Inc. the right to further amend the Plan; and
         WHEREAS, Ashland Inc. desires to make further amendments to the Plan; NOW, THEREFORE, Ashland Inc. does hereby further amend the Ashland
Inc.  Employee  Savings Plan effective for  contributions  allocated to the
Plan  on  or  after   August  1,  2005  (or  as  soon   thereafter   as  is
administratively feasible), in accordance with the following terms and conditions:

1. Effective for contributions allocated to the Plan on or after August 1, 2005, or as soon thereafter as is administratively feasible, the first sentence of Section 7.1(b) of the Plan is amended to read as follows:

Effective with respect to an eligible Member's Basic Contributions made to the Plan from Compensation processed after June 30, 2003 and allocated to the Plan before August 1, 2005, the Participating Companies shall contribute to the Trust, in cash or in kind, on behalf of each Member for whom there are Member Basic Contributions, the amount derived from the following table, provided that such amount is allocated to the Plan before August 1, 2005:

2. Effective for contributions allocated to the Plan on or after August 1, 2005, or as soon thereafter as is administratively feasible, a new Section 7.1(c) is added to the Plan as follows:

         (c) After July 31, 2005. Effective with respect to an eligible Member's Basic Contributions allocated to the Plan after July 31, 2005, or as soon thereafter as is administratively feasible, the Participating Companies shall contribute to the Trust, in cash or in kind, on behalf of each Member for whom there are Member Basic Contributions, the amount derived from the following table:

--------------------------------------------------------------- -------------------------------------------------------------
                           Column 1                                                       Column 2
    Successive Levels of Member Basic Contributions, as a       Participating Company Contributions as a Percentage of each
            Percentage of Compensation, to which Levels of                 Level of Member Basic Contributions in Column 1
              Participating Company Contributions Relate
--------------------------------------------------------------- -------------------------------------------------------------
            1. at least 1% and not greater than 5%                    1. 110%, to a maximum of 5.5% of Compensation
--------------------------------------------------------------- -------------------------------------------------------------

         Any forfeitures under the Plan shall be used to reduce the amount of the Participating Companies' contributions that would otherwise be contributed under this Section 7.1. The determination of the amount of the aggregate Participating Company contributions, and the payment thereof, for each payment of Compensation for which a contribution is to be made shall be made as soon as practicable after the payment of such Compensation, as arranged, from time to time, between the Sponsoring Company and the Trustee. Subject to the limitations of Section 7.2 and Section 7.3 of the Plan, the Participating Company contributions made with regard to each Member's Basic Contributions shall be allocated to the Account of each such Member for the period for which such allocation is being made and shall be invested pursuant to the Member's investment election for contributions of the Member under Articles 5 and 6. Each Participating Company's share of the aggregate Participating Company contributions for any period for which an allocation is made shall equal the sum of the allocations pursuant to this
         Section 7.1 of such aggregate Participating Company contributions to the Accounts of the Members employed by such Participating Company during such period.


         IN  WITNESS  WHEREOF,  the  Sponsoring  Company  has  caused  this
Amendment No. 5 to the Plan to be executed this 2nd day of May, 2005.


ATTEST:                                ASHLAND INC.



  /s/ David L. Hausrath                 By:    /s/ Susan B. Esler
------------------------------                 --------------------------------
          Secretary                     Title: Vice President,
                                               Human Resources